UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016 (August 2, 2016)

Broadcom Limited

Broadcom Cayman L.P.

(Exact name of registrants as specified in its charter)

Singapore Cayman Islands	001-37690 333-205938-01	98-1254807 98-1254815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadcom Limited 1 Yishun Avenue 7 Singapore 768923	Broadcom Cayman L.P. c/o Broadcom Limited 1 Yishun Avenue 7 Singapore 768923

N/A
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2016, three subsidiaries of Broadcom Limited (the “Company”) and Broadcom Cayman L.P., Avago Technologies Cayman Holdings Ltd., as holdings (“Holdings”), and Avago Technologies Cayman Finance Limited and BC Luxembourg S.à r.l., as borrowers (collectively, the “Borrowers”), entered into three amendments to the Credit Agreement, dated as of February 1, 2016, by and among Holdings, the Borrowers, Bank of America, N.A., as the administrative agent and collateral agent, and the group of lenders party thereto (as amended prior to August 2, 2016, including pursuant to the First Incremental Term A Facility Amendment, dated as of April 26, 2016, the “Existing Credit Agreement”; and as amended pursuant to the August 2016 Amendments (as defined below), the “Credit Agreement”). Defined terms not otherwise defined herein have the meanings set forth in the Credit Agreement. These amendments include (i) the Second Incremental Term A Facility Amendment (the “Second Incremental Amendment”) pursuant to which the Borrowers incurred U.S.$2,994 million of Term A loans under the Borrowers’ existing Term A loan facility (the “replacement Term A loans”), the proceeds of which were used to repay (x) U.S.$2,521 million of Term B-1 dollar loans outstanding immediately prior to the effectiveness of the amendment and (y) U.S.$474 million of Term A loans by certain lenders that were outstanding immediately prior to the effectiveness of the amendment, (ii) the First Amendment (the “First Amendment”) pursuant to which the Borrowers incurred U.S.$6,595 million of Term B-3 loans under a new Term B-3 dollar loan facility (such facility, the “Term B-3 loan facility”), the proceeds of which were used to repay an equivalent amount of Term B-1 dollar loans outstanding immediately prior to the effectiveness of the amendment, which resulted in overall reductions in the applicable margins payable by the Borrowers (discussed in more detail below) with respect to the Term B-3 loans as compared to the margins payable on the Term B-1 Loans they replaced and after which no Term B-1 dollar loans remained outstanding under the Credit Agreement, and (iii) that certain Second Amendment (the “Second Amendment” and together with the Second Incremental Amendment and the First Amendment, the “August 2016 Amendments”) pursuant to which lenders under the Term A loan facility and the revolving credit facility agreed to certain changes to the Existing Credit Agreement, including providing for the automatic release of all collateral securing the existing loans under the Credit Agreement upon (A) the prepayment of all outstanding Term B loans under the Credit Agreement and (B) the Company’s achievement of the investment grade ratings specified in the Second Amendment. The aggregate amount of term loan indebtedness outstanding under the Credit Agreement remained unchanged following the effectiveness of the August 2016 Amendments.

The replacement Term A loans will have the same terms as the existing loans under the Term A loan facility. The Term B-3 loans mature on February 1, 2023 (the same maturity date as the Term B-1 dollar loans outstanding immediately prior to the effectiveness of the First Amendment). The Term B-3 loans under the Term B-3 loan facility will bear interest at a floating rate which can be, at the Borrowers’ option, either (i) an alternate base rate plus an applicable margin or (ii) the Adjusted LIBO Rate (as defined in the Credit Agreement) for a specified interest period plus an applicable margin. The applicable margins with respect to the Term B-3 loan facility will initially be 3.00% for eurocurrency loans and 2.00% for base rate loans, subject, in each case, to a step-down adjustment of 0.25% upon achievement of a total net leverage ratio of less than or equal to 1.50:1.00, as calculated under the Credit Agreement.

The August 2016 Amendments were implemented principally to achieve a lower interest rate margin on term loan debt and increased operational flexibility under the Credit Agreement.

The foregoing descriptions of the Second Incremental Amendment, the First Amendment and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the August 2016 Amendments, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Incremental Term A Facility Amendment, dated as of August 2, 2016, to the Credit Agreement among Avago Technologies Cayman Holdings Ltd., Avago Technologies Cayman Finance Limited, BC Luxembourg S.à r.l., Bank of America, N.A., as administrative agent and the lenders party thereto.

10.2	First Amendment, dated as of August 2, 2016, to the Credit Agreement among Avago Technologies Cayman Holdings Ltd., Avago Technologies Cayman Finance Limited, BC Luxembourg S.à r.l., Bank of America, N.A., as administrative agent and the lenders party thereto.

10.3	Second Amendment, dated as of August 2, 2016, to the Credit Agreement among Avago Technologies Cayman Holdings Ltd., Avago Technologies Cayman Finance Limited, BC Luxembourg S.à r.l., Bank of America, N.A., as administrative agent and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2016

Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Acting Chief Financial Officer and Vice President, Corporate Development

Broadcom Cayman L.P., by its general partner Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Acting Chief Financial Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Incremental Term A Facility Amendment, dated as of August 2, 2016, to the Credit Agreement among Avago Technologies Cayman Holdings Ltd., Avago Technologies Cayman Finance Limited, BC Luxembourg S.à r.l., Bank of America, N.A., as administrative agent and the lenders party thereto.

10.2	First Amendment, dated as of August 2, 2016, to the Credit Agreement among Avago Technologies Cayman Holdings Ltd., Avago Technologies Cayman Finance Limited, BC Luxembourg S.à r.l., Bank of America, N.A., as administrative agent and the lenders party thereto.

10.3	Second Amendment, dated as of August 2, 2016, to the Credit Agreement among Avago Technologies Cayman Holdings Ltd., Avago Technologies Cayman Finance Limited, BC Luxembourg S.à r.l., Bank of America, N.A., as administrative agent and the lenders party thereto.